Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-251054
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share, issuable upon exercise of outstanding Series C warrants	964,128	$19.20	$18,511,258	$2,020

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Calculated in accordance with Rules 457(g) and (r) under the Securities Act of 1933, as amended. Represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-251054) being paid herewith.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 1, 2020)
FuelCell Energy, Inc.
964,128 Shares of Common Stock Issuable Upon the Exercise of Series C Warrants to
Purchase Shares of Common Stock
This prospectus relates to the offer and sale by us of up to 964,128 shares of our common stock, par value $0.0001 per share, issuable from time to time upon the exercise of the outstanding Series C warrants to purchase 964,128 shares of common stock with an exercise price of $19.20 per share, expiring on May 3, 2022, that were originally issued by us on May 3, 2017, pursuant to a prospectus dated February 24, 2017 and a related prospectus supplement dated April 28, 2017 (the “Registered Warrants”). Each of the Registered Warrants is currently exercisable at any time until their expiration on May 3, 2022. Upon exercise of the Registered Warrants for cash, the holders of the Registered Warrants would pay us the exercise price per share of common stock, or an aggregate of approximately $18.5 million if all of the Registered Warrants are exercised in full for cash.
Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.” On February 8, 2021, the last reported sale price of our common stock was $26.39 per share.
Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is February 9, 2021.

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About This Prospectus Supplement and Prospectus
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, or in any document incorporated by reference herein that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.
You should read this prospectus supplement along with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you carefully before you invest. These documents contain important information you should consider when making your investment decision. You should also read and consider the information in the documents to which we have referred you under the heading “Where You Can Find Additional Information” on page S-11 of this prospectus supplement and on page 12 of the accompanying prospectus and under the heading “Incorporation by Reference” on page 1 of the accompanying prospectus.
We have not authorized anyone to provide you with any information other than the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you.
Neither we, nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
For purposes of this prospectus supplement and the accompanying prospectus, references to “FuelCell Energy,” “we,” “our,” “our Company” and “the Company” are to FuelCell Energy, Inc. and our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

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Cautionary Statement Regarding Forward-Looking Statements
This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”)) about our future financial condition, results of operations, plans, objectives, expectations, future performance, business operations, and business prospects. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” or words or phrases of similar import are intended to identify some of the forward-looking statements and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our beliefs, expectations and assumptions regarding the future. As such, the realization of matters expressed in forward-looking statements involves inherent risks and uncertainties. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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general risks associated with product development and manufacturing;

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general economic conditions;

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changes in the utility regulatory environment;

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changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation;

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potential volatility of energy prices;

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availability of government subsidies and economic incentives for alternative energy technologies;

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our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market;

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rapid technological change;

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competition;

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the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue;

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market acceptance of our products;

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changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States;

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factors affecting our liquidity position and financial condition;

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government appropriations;

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the ability of the government and third parties to terminate their development contracts at any time;

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the ability of the government to exercise “march-in” rights with respect to certain of our patents;

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the arbitration and other legal proceedings with POSCO Energy Co., Ltd.;

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our ability to implement our strategy;

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our ability to reduce our levelized cost of energy and our cost reduction strategy generally;

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our ability to protect our intellectual property;

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litigation and other proceedings;

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the risk that commercialization of our products will not occur when anticipated;

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our need for and the availability of additional financing;

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our ability to generate positive cash flow from operations;

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our ability to service our long-term debt;

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our ability to increase the output and longevity of our power plants and to meet the performance requirements of our contracts;

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our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies;

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changes by the U.S. Small Business Administration or other governmental authorities to, or with respect to the implementation or interpretation of, the Coronavirus Aid, Relief, and Economic Security Act, the Paycheck Protection Program or related administrative matters;

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concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the 2019 Novel Coronavirus (COVID-19), and resulting supply chain disruptions, shifts in clean energy demand, impacts to our customers’ capital budgets and investment plans, impacts to our project schedules, impacts to our ability to service existing projects, and impacts on the demand for our products; and

•
the other factors, risks and uncertainties described in or incorporated by reference into this prospectus supplement, including under the caption “Risk Factors,” and the accompanying prospectus.

Any forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements, whether oral or written, for any reason, whether as a result of new information, future events or otherwise. In addition to the factors outlined above, new risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

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Prospectus Supplement Summary
The following summary highlights basic information about FuelCell Energy and this offering. Because this is a summary, it does not contain all of the information that may be important to you. You should review the entirety of this prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please carefully read the “Risk Factors” section beginning on page S-5 of this prospectus supplement, the “Risk Factors” section included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, which is incorporated by reference herein, and the “Risk Factors” sections included in our subsequent reports filed with the SEC, which are incorporated by reference herein.
Our Business
FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety, and global urbanization. As a leading global manufacturer of proprietary fuel cell technology platforms, we are uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments, and municipalities. Our solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe. FuelCell Energy, based in Connecticut, was founded in 1969 as a New York corporation and reincorporated in Delaware in 1999.
Additional details regarding our business are contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020 as well as in reports subsequently filed with the SEC.
Corporate Information
Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

The Offering
Issuer
FuelCell Energy, Inc.
Common stock offered by us
Up to 964,128 shares of common stock issuable from time to time upon exercise of the Registered Warrants. Upon exercise of the Registered Warrants for cash, the holders of the Registered Warrants would pay us the exercise price per share of common stock, or an aggregate of approximately $18.5 million if all of the Registered Warrants are exercised in full for cash.
Use of proceeds
We will retain broad discretion over the use of any net proceeds from the cash exercise of the Registered Warrants. We currently intend to use the net proceeds of this offering for project development, project financing, working capital support and general corporate purposes. See “Use of Proceeds” on page S-7 for additional information.
Nasdaq Global Market symbol
FCEL
Risk factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
General Terms of the Registered Warrants
The following is a summary of certain material terms of the Registered Warrants. This summary does not purport to be a complete summary of all terms and conditions of the Registered Warrants and is subject in all respects to the provisions contained in such Registered Warrants:
Exercisability.   The Registered Warrants were originally issued by us on May 3, 2017, pursuant to a prospectus dated February 24, 2017 and a related prospectus supplement dated April 28, 2017, and are exercisable at any time after the date of their original issuance until their expiration on May 3, 2022. The Registered Warrants are exercisable, at the option of each holder, in whole or in part by delivery to us of a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, only if at the time of exercise a registration statement is not effective (or the prospectus contained therein is not available for use) in its sole discretion, elect to exercise the warrants through a net share exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Registered Warrants. No fractional shares of common stock will be issued in connection with the exercise of the Registered Warrants. Instead, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Exercise Price.   The exercise price per whole share of our common stock purchasable upon the exercise of the Registered Warrants is $19.20. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions payable in shares of common stock, stock splits, stock combinations or similar events affecting our common stock. In addition, we may reduce the exercise price to any amount and for any period of time deemed appropriate by our board of directors.
Exercise Limitations.   A holder will not have the right to exercise any portion of the Registered Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Registered Warrants.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the Registered Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Registered Warrants will be entitled to receive upon exercise the kind and amount of securities, cash or other property that the holders would have received had they exercised the Registered Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, we or any successor entity shall have the obligation to purchase such Registered Warrants from any holder who makes such request within 30 days after the fundamental transaction for an amount of cash as determined in accordance with the Black-Scholes option pricing model described in the Registered Warrants.
No Rights as a Stockholder.   Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Registered Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Registered Warrant.
Amendments.   The Registered Warrants may be amended or supplemented with the prior written consent of holders of the Registered Warrants exercisable for a majority of the shares of our common stock then issuable upon exercise of the Registered Warrants then outstanding. However, the consent of the holder is required for any amendment that would (i) increase the exercise price or decrease the number of shares of our common stock purchasable upon exercise of such holder’s Registered Warrant (other than pursuant to the provisions of the Registered Warrant), (ii) alter our obligation to issue shares of our common stock upon exercise of such holder’s Registered Warrant (other than pursuant to the provisions of the Registered Warrant), or (iii) treat such holder differently in an adverse way from any other holders of the Registered Warrants. No consent of the holders is required for an amendment that would reduce the exercise price pursuant to the provisions of the Registered Warrants.

Risk Factors
An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses we may issue. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to this Offering
Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.
We have not designated any amount of the net proceeds, if any, we will receive from the exercise of the Registered Warrants for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.
Holders who exercise their Registered Warrants to purchase shares of our common stock will experience immediate and substantial dilution in the book value of their investment.
The exercise price of the Registered Warrants is substantially higher than the pro forma net tangible book value per share of our common stock as of October 31, 2020, before giving effect to this offering. Accordingly, if you purchase our common stock through the exercise of a Registered Warrant, you will incur immediate and substantial dilution. Furthermore, if outstanding options or other warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately upon exercise of your Registered Warrants, see the section in this prospectus supplement entitled “Dilution” beginning on page S-8.
You may experience dilution as a result of future equity offerings or the exercise of our outstanding options or warrants.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the exercise price of the Registered Warrants. We may sell shares of our common stock or other securities convertible or exchangeable into our common stock in any other offering at a price per share that is less than the exercise price of the Registered Warrants, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The exercise of our outstanding options and warrants, including the Registered Warrants, may adversely affect our stock price due to sales of a large number of shares of our common stock or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of our common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.
J.P. Morgan Securities LLC, the sole book-running manager in our common stock offering that closed on December 4, 2020, is waiving certain lock-up restrictions entered into in connection with that offering with respect to this prospectus supplement and the shares issuable upon exercise of the Registered Warrants to allow us to file this prospectus supplement and offer and sell the shares of common stock issuable upon exercise of the Registered Warrants. Exercises of the Registered Warrants and sales of shares of common stock issuable upon exercise of the Registered Warrants, or the perception that such sales may occur, could cause the market price of our common stock to fall.

Use of Proceeds
We will receive proceeds only if the holders of the Registered Warrants exercise the warrants for cash and after deducting the estimated offering expenses payable by us. Accordingly, we cannot guarantee that we will receive any proceeds from this offering.
Upon exercise of the Registered Warrants for cash, the holders of the Registered Warrants would pay us the exercise price per share of common stock, or an aggregate of approximately $18.5 million if all of the Registered Warrants are exercised in full for cash. We will retain broad discretion over the use of any net proceeds from the exercise of the Registered Warrants. We currently intend to use the net proceeds of this offering for project development, project financing, working capital support and general corporate purposes.
Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

Dilution
If you invest in our common stock upon the exercise of your Registered Warrant, your ownership interest will be diluted immediately to the extent of the difference between the exercise price per share and the as adjusted net tangible book value per share of our common stock after this offering.
Our historical net tangible book value as of October 31, 2020 was approximately $230.4 million, or approximately $0.78 per outstanding share of common stock. “Net tangible book value” is total assets, minus goodwill and intangible assets, minus total liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding, assuming conversion of all outstanding shares of our Series B Preferred Stock into common stock.
Our pro forma net tangible book value as of October 31, 2020 was approximately $393.1 million, or approximately $1.22 per share. Our pro forma net tangible book value per share represents our historical net tangible book value as of October 31, 2020, after giving effect to:
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our sale on December 4, 2020 of 25,000,000 shares of our common stock in a public offering for net proceeds of approximately $156.3 million; and

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the exercise of outstanding warrants to purchase 2,700,000 shares of our common stock on December 7, 2020 for an aggregate exercise price of $653,400.

After giving effect to the pro forma adjustments described above and the sale of 964,128 shares of our common stock to the holders of the Registered Warrants for cash at an exercise price of $19.20 per share, our pro forma as adjusted net tangible book value as of October 31, 2020 would have been approximately $411.6 million, or $1.27 per share of common stock. This would represent an immediate increase in pro forma net tangible book value of approximately $0.05 per share to existing stockholders and an immediate dilution of approximately $17.93 per share to the warrant holders exercising the Registered Warrants.
The following table illustrates this dilution on a per share basis:
Exercise price per share		$19.20
Pro forma net tangible book value per share as of October 31, 2020	$1.22
Increase in pro forma net tangible book value per share attributable to the offering	$0.05
Adjusted pro forma net tangible book value per share as of October 31, 2020, after giving effect to the offering		$1.27
Dilution per share to warrant holders		$17.93
The foregoing table is based on 322,444,595 shares of common stock outstanding, including 294,706,758 shares outstanding as of October 31, 2020, 25,000,000 shares issued in the public offering that closed on December 4, 2020, 2,700,000 shares issued as a result of the December 7, 2020 warrant exercise described above, and 37,837 shares assuming the conversion of all outstanding shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock into shares of common stock. This number of shares excludes:
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898,572 shares of our common stock reserved, as of October 31, 2020, for issuance upon time-based vesting of restricted stock units (“RSUs”) granted under our equity incentive plans;

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2,336,060 shares of common stock reserved, as of October 31, 2020, for potential issuance in connection with the settlement of performance-based RSUs under our equity incentive plans, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of certain stock price performance goals;

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23,891 shares of common stock reserved, as of October 31, 2020, for future issuance upon exercise of outstanding options to purchase common stock, with a weighted average exercise price of $91.23;

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1,345,533 shares of our common stock reserved, as of October 31, 2020, for future grants of awards under our equity incentive plans; 1 and

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30,248 shares of our common stock reserved, as of October 31, 2020, for future issuance under our employee stock purchase plans.

To the extent that options or other outstanding warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

1
As previously disclosed, subsequent to October 31, 2020, an additional 1,398,634 shares of common stock were reserved that may become issuable in settlement of RSUs granted under our equity incentive plans, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of certain stock price performance goals, leaving no shares remaining for issuance for future grants of awards under our equity incentive plans.

Plan of Distribution
The 964,128 shares of common stock will be issued and sold only upon the exercise of the Registered Warrants by a holder of such warrants. We will pay all expenses incident to the registration of the issuance and sale of the shares of common stock issuable upon exercise of the Registered Warrants. If, however, we are unable to offer and sell the shares underlying the warrants pursuant to this prospectus due to the ineffectiveness of the registration statement of which this prospectus is a part, then the warrants may only be exercised on a “net” or “cashless” basis.
As of the date of this prospectus supplement, Registered Warrants to purchase an aggregate of 964,128 shares of our common stock are issued and outstanding.

Legal Matters
The validity of the shares of common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Boston, Massachusetts.
Experts
The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2020 and 2019, and for each of the years in the three-year period ended October 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the October 31, 2020 financial statements refers to changes in the Company’s methods of accounting for leases and revenue due to the adoption of new accounting guidance.
Where You Can Find Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus supplement. The SEC maintains an Internet web site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to the public on the “Investors & Media” tab of our web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements and documents for information that may be important to you. The registration statement, exhibits and schedules are available on the SEC’s Internet web site.
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) prior to the termination of the offering:
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our Annual Report on Form 10-K for the fiscal year ended October 31, 2020 filed with the SEC on January 21, 2022;

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our definitive proxy statement filed with the SEC on February 24, 2020;

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our Current Reports on Form 8-K filed with the SEC on November 27, 2020, December 1, 2020 (excluding Item 2.02), December 4, 2020 (excluding Item 7.01 and Exhibits 99.1, 99.2, and 99.3), December 9, 2020, December 21, 2020, and January 20, 2021; and

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the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
FuelCell Energy, Inc.
Attention: Corporate Secretary
3 Great Pasture Road
Danbury, Connecticut 06810
(203) 825-6000
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS
Common Stock
This prospectus relates to shares of our common stock that we may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of the offering in supplements to this prospectus. This prospectus may be used to offer and sell our common stock for the account of persons other than us as provided in an applicable prospectus supplement or post-effective amendment or in documents incorporated by reference into this prospectus that we file with the Securities and Exchange Commission. You should read this prospectus and any prospectus supplement carefully before you invest.
Shares of our common stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of shares of our common stock in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any shares of our common stock in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No shares of our common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares of our common stock.
Our common stock is listed on the Nasdaq Global Market under the symbol “FCEL.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of our common stock unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is December 1, 2020.

Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that FuelCell Energy, Inc. (“FuelCell Energy,” the “Company,” “we,” “our,” “us” or similar terms) filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock in one or more offerings. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any other document we may authorize to be delivered to you, includes all material information relating to the offering of our common stock.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices as described below under the heading “Where You Can Find Additional Information.”
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”)) about our financial condition, results of operations, plans, objectives, expectations, future performance and business. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” or words or phrases of similar import are intended to identify some of the forward-looking statements and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our beliefs, expectations and assumptions regarding the future. As such, the realization of matters expressed in forward-looking statements involves inherent risks and uncertainties. Our actual results and future events may differ materially from those set forth in or contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties described in or incorporated by reference into this prospectus, including under the heading “Risk Factors,” as well as any risks or uncertainties described in or incorporated by reference into any prospectus supplement. Any forward-looking statement contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise. New risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.
Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference herein have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus and documents incorporated by reference herein.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):
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our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 filed with the SEC on January 22, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2020, April 30, 2020, and July 31, 2020, filed with the SEC on March 16, 2020, June 12, 2020, and September 10, 2020, respectively;

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our Current Reports on Form 8-K filed with the SEC on November 6, 2019 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), November 25, 2019, December 12, 2019, December 20, 2019 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 13, 2020, February 13, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 21, 2020, March 20, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 7, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 9, 2020, April 24, 2020 (excluding Item 7.01), May 4, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 12, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 15, 2020, June 11, 2020, June 16, 2020, June 22, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 29, 2020, August 24, 2020, October 2, 2020 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), October 8, 2020, and November 27, 2020; and

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the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
FuelCell Energy, Inc.
Attention: Corporate Secretary
3 Great Pasture Road
Danbury, Connecticut 06810
Telephone: (203) 825-6000
Our SEC filings are also available to the public on the “Investors & Media” tab of our web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.

OUR COMPANY
FuelCell Energy, Inc.
FuelCell Energy, Inc. is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety and global urbanization. As a leading global manufacturer of proprietary fuel cell technology platforms, we are uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments and municipalities. Our solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe. We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. To provide a frame of reference, one megawatt is adequate to continually power approximately 1,000 average sized U.S. homes. Our customer base includes utility companies, municipalities, universities, hospitals, government entities/military bases and a variety of industrial and commercial enterprises. Our leading geographic markets are currently the United States and South Korea, and we are pursuing opportunities in other countries around the world.
FuelCell Energy, based in Connecticut, was founded in 1969 as a New York corporation to provide applied research and development services on a contract basis. We completed our initial public offering in 1992 and reincorporated in Delaware in 1999. We began selling stationary fuel cell power plants commercially in 2003.
Our business model is based on multiple revenue streams, including power platform and component sales; recurring service revenue, mainly through long-term service agreements; recurring electricity, capacity and renewable attribute sales under power purchase agreements (“PPAs”) and tariffs for projects we retain in our generation portfolio; and revenue from public and private industry research contracts under Advanced Technologies.
We are a complete solutions provider, controlling the design, manufacturing, sales, installation, operations and maintenance of our patented fuel cell technology under long-term power purchase and service agreements. When principally utilizing long-term PPAs, the end-user of the power or utility hosts the installation and only pays for power as it is delivered, avoiding up-front capital investment. We also develop projects and sell equipment directly to customers, providing a complete solution of engineering, installing and servicing the fuel cell power plant under an engineering, procurement and construction agreement and a long-term maintenance and service agreement. FuelCell Energy maintains the long-term recurring service obligation and associated revenues running conterminous with the life of the project.
Corporate Information
Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.
In this prospectus, unless otherwise stated or the context otherwise requires, references to “FuelCell Energy,” the “Company,” “we,” “us” and “our” and similar references refer to FuelCell Energy, Inc. and our consolidated subsidiaries.
RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from our sale of common stock under this prospectus for general corporate purposes, which may include future investments in businesses, products, services and/or technologies, including strategic growth opportunities, the repayment, redemption or refinancing of indebtedness, research with respect to and the development of our products, working capital, capital expenditures, and acquisitions and repurchases of our securities. We may set forth additional information on the use of proceeds from the sale of the common stock we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.
We will not receive proceeds from any sales of securities by the account of persons other than us.
DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Amended and Restated By-laws (the “By-laws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation, our By-laws and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.
Authorized and Outstanding Capital Stock
Under our Certificate of Incorporation, we are authorized to issue 337,500,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”). Pursuant to our Certificate of Incorporation, our undesignated shares of preferred stock include all of our shares of preferred stock that were previously designated as Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as all such shares have been retired and therefore have the status of authorized and unissued shares of preferred stock undesignated as to series.
As of November 27, 2020, 294,706,758 shares of our common stock were issued and outstanding and 64,020 shares of our Series B Preferred Stock were issued and outstanding. No other shares of our preferred stock were issued and outstanding.
As of November 27, 2020, we were obligated, if and when the holders exercise their conversion rights, to issue approximately 37,837 shares of our common stock upon conversion of all of the issued and outstanding Series B Preferred Stock.
As of November 27, 2020, there were outstanding options to purchase 23,891 shares of our common stock under our equity incentive plans, 1,195,398 shares of our common stock were reserved for issuance upon time-based vesting of outstanding restricted stock units (“RSUs”) granted under our equity incentive plans, 2,938,564 shares of our common stock were reserved for potential issuance in connection with the settlement of performance-based RSUs under our equity incentive plans, and 30,248 shares of our common stock were reserved for future issuance under our employee stock purchase plan.
As of November 27, 2020, there were outstanding warrants to purchase up to 2,700,000 shares of our common stock held by Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., and Orion Energy Credit Opportunities FuelCell Co-Invest, L.P. These warrants were issued pursuant to our senior secured credit facility with Orion Energy Partners Investment Agent, LLC, as administrative agent and collateral agent, and these affiliated lenders. The exercise price of these warrants is $0.242 per share, and the expiration date of such warrants is November 22, 2028.

As of November 27, 2020, there were also other outstanding warrants (Series C Warrants to Purchase Common Stock, dated May 3, 2017) to purchase up to 964,114 shares of our common stock. The exercise price of these warrants is $19.20, and the expiration date of such warrants is May 2, 2022.
As of November 27, 2020, there were 109 holders of record of our common stock.
Common Stock
Voting Rights.   The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders (including the election of directors in uncontested elections) must be approved by a majority of the votes properly cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock. (The voting rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).
Dividends.   Holders of our common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any of our preferred stock then outstanding. (The dividend rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. (The liquidation and other rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”).
Other Rights.   Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
Listing on The Nasdaq Global Market.   Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York.
Series B Preferred Stock
Ranking.   Shares of our Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:
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senior to shares of our common stock;

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junior to our debt obligations; and

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effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends.   The Series B Preferred Stock pays cumulative annual dividends of $50.00 per share, which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends accumulate and are cumulative from the date of original issuance. Unpaid accumulated dividends do not bear interest.
The dividend rate is subject to upward adjustment as set forth in the Amended Certificate of Designation for the Series B Preferred Stock (the “Series B Certificate of Designation”) if we fail to pay, or to set apart funds to pay, any quarterly dividend on the Series B Preferred Stock. The dividend rate is also subject to upward adjustment as set forth in the Registration Rights Agreement entered into with the initial purchasers of the Series B Preferred Stock (the “Registration Rights Agreement”) if we fail to satisfy our registration obligations with respect to the Series B Preferred Stock (or the underlying shares of common stock) under the Registration Rights Agreement.
No dividends or other distributions may be paid or set apart for payment on our common stock (other than a dividend payable solely in shares of a like or junior ranking), nor may any stock junior to or on parity with the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for such stock) by us or on our behalf  (except by conversion into or exchange for shares of a like or junior ranking), unless all accumulated and unpaid dividends on the Series B Preferred Stock have been paid or funds or shares of common stock have been set aside for payment of such accumulated and unpaid dividends.
The dividend on the Series B Preferred Stock may be paid in cash or, at the option of the holder, in shares of our common stock, which will be registered pursuant to a registration statement to allow for the immediate sale of these shares of common stock into the public market.
Liquidation.   The holders of Series B Preferred Stock are entitled to receive, in the event that the Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000.00 per share plus all accumulated and unpaid dividends up to but excluding the date of such liquidation, dissolution, or winding up (the “Liquidation Preference”). Until the holders of Series B Preferred Stock receive the Liquidation Preference with respect to their shares of Series B Preferred Stock in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B Preferred Stock will not be entitled to receive any further distribution of our assets. As of July 31, 2020 and October 31, 2020, the issued and outstanding shares of Series B Preferred Stock had an aggregate Liquidation Preference of $64.0 million.
Conversion Rights.   Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.591 shares of our common stock (which is equivalent to an initial conversion price of $1,692.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described in the Series B Certificate of Designation. The conversion rate is not adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are canceled.
We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then-prevailing conversion price ($1,692.00 per share as of July 31, 2020 and October 31, 2020) for 20 trading days during any consecutive 30 trading day period, as described in the Series B Certificate of Designation.
If the holders of Series B Preferred Stock elect to convert their shares in connection with certain “fundamental changes” (as defined in the Series B Certificate of Designation and described below), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Series B Certificate of Designation.
The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from certain dilutive transactions with holders of our common stock.
Redemption.   We do not have the option to redeem the Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or a portion of their shares of Series B Preferred Stock at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change” (as further described in the Series B Certificate of Designation). A fundamental change will be deemed to have occurred if any of the following occurs:
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any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then outstanding and normally entitled to vote in the election of directors;

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during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to our board of directors or whose nomination for election by the stockholders was approved by a vote of 66 2∕3% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office;

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the termination of trading of our common stock on The Nasdaq Stock Market and our common stock is not approved for trading or quoted on any other U.S. securities exchange or established over-the-counter trading market in the U.S.; or

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we (i) consolidate with or merge with or into another person or another person merges with or into our Company or (ii) sell , assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and certain of its subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation described in clause (i), the securities that are outstanding immediately prior to such transaction (and which represent 100% of the aggregate voting power of our voting stock) are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into or exchanged for securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

Notwithstanding the foregoing, holders of shares of the Series B Preferred Stock will not have the right to require us to redeem their shares if:
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the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the Series B Preferred Stock immediately before the fundamental change or announcement;

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at least 90% of the consideration (excluding cash payments for fractional shares and in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction or transactions, shares of Series B Preferred Stock become convertible into such publicly traded securities; or

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in the case of a merger or consolidation constituting a fundamental change (as described in the fourth bullet above), the transaction is affected solely to change our jurisdiction of incorporation.

Moreover, we will not be required to redeem any Series B Preferred Stock upon the occurrence of a fundamental change if a third party makes an offer to purchase the Series B Preferred Stock in the manner, at the price, at the times and otherwise in compliance with the requirements set forth above and such third party purchases all shares of Series B Preferred Stock validly tendered and not withdrawn.
We may, at our option, elect to pay the redemption price in cash, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or in any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act of 1933, as amended (the “Securities Act”), and which are eligible for immediate sale in the public market by non-affiliates of our Company.
Voting Rights.   Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Series B Certificate of Designation, if (a) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (b) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change. In each such event, the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two directors to the Company’s board of directors in addition to those directors already serving on the Company’s board of directors at such time (the “Series B Directors”), at the next annual meeting of the Company’s stockholders (or at a special meeting of the Company’s stockholders called for such purpose, whichever is earlier). The right to elect the Series B Directors will continue for each subsequent annual meeting of the Company’s stockholders until all dividends accumulated on the shares of Series B Preferred Stock have been fully paid or set aside for payment or the Company pays in full or sets aside for payment such redemption price, plus accrued but unpaid dividends, if any, on the redemption date for the shares of Series B Preferred Stock following a fundamental change. The term of office of any Series B Directors will terminate immediately upon the termination of the right of holders of Series B Preferred Stock to elect such Series B Directors, as described in this paragraph. Each holder of Series B Preferred Stock will have one vote for each share of Series B Preferred Stock held in the election of Series B Directors. We previously failed to make timely payment of the accrued dividends on the Series B Preferred Stock with respect to the May 15, 2019 and August 15, 2019 dividend payment dates. Such amounts were fully paid on or about November 15, 2019.
So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Certificate of Incorporation, including the Series B Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of Series B Preferred Stock.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION,
AND BY-LAWS
The following description of certain provisions of Delaware law is only a summary. For a complete description, we refer you to the DGCL and to our Certificate of Incorporation and our By-laws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Anti-Takeover Provisions
Provisions of our Certificate of Incorporation and By-laws.   A number of provisions of our Certificate of Incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, certain advance notice requirements for stockholder proposals and director nominations, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by our stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”
Delaware Anti-Takeover Provisions.   We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:
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before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

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upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least 66 2∕3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our Certificate of Incorporation does not contain any such exclusion.
Exclusive Forum
Our By-laws provide that unless we consent in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors or officers or other employees to the Company or our stockholders; (iii) any action asserting a claim against the Company or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our By-laws (as either may be amended from time to time); or (iv) any action asserting a claim against the Company or any of our directors or officers or other employees which claim is governed by the internal affairs doctrine.
Limitations of Directors’ Liability
Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
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for any breach of the director’s duty of loyalty to the Company or our stockholders;

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for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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under Section 174 of the DGCL; or

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for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent described above. Our By-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to our Certificate of Incorporation, our By-laws, applicable law, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION
The shares of our common stock may be sold:
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to or through underwriting syndicates represented by managing underwriters;

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through one or more underwriters without a syndicate for them to offer and sell to the public;

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through dealers or agents;

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in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

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to investors directly in negotiated sales or in competitively bid transactions.

We will describe the plan of distribution for any particular offering of our common stock in the accompanying prospectus supplement, in accordance with applicable law. The prospectus supplement will set forth the terms of the offering of our common stock, including the following:
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the name or names of any underwriters;

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the purchase price, the proceeds from that sale and the expected use of such proceeds;

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any options under which underwriters may purchase additional shares from us or from a selling stockholder participating in such offering;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Underwriters
If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the shares of our common stock that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these shares will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.
The shares of our common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We also may sell the shares of our common stock in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the shares that they remarket.
We may authorize underwriters to solicit offers by institutions to purchase the shares of our common stock subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell shares of our common stock under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
Agents
We may also sell any of the shares of our common stock through agents designated by us from time to time. We will name any agent involved in the offer or sale of these shares and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.
Direct Sales
We may sell any of the shares of our common stock directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these shares.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of shares of our common stock against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
LEGAL MATTERS
The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Foley & Lardner LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2019 and 2018, and for each of the years in the three-year period ended October 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the October 31, 2019 financial statements refers to a change in the Company’s method of accounting for revenue due to the adoption of new accounting guidance.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.
Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS SUPPLEMENT

964,128 Shares of Common Stock Issuable Upon the Exercise of Series C
Warrants to Purchase Shares of Common Stock
February 9, 2021